UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 19, 2008

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street	68138
Omaha, NE
(Address of principal executive	(Zip Code)
offices)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 19, 2008, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), ProConn, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company , and Exact Logistics, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company, entered into Amendment No. 2 (the “Amendment”) to the Loan Agreement dated November 14, 2006 (the “Loan Agreement”) with First National Bank of Omaha, a national banking association (the “Lender”).
     The Company believes that it is in the Company’s best interest to enter into interest rate swap transactions from time-to-time with the Lender. The current terms of the Loan Agreement do not facilitate such swap transactions. Accordingly, the Company executed the Amendment to establish a monthly reset for such variable interest rate and to make other changes necessary to facilitate the Company’s entry into interest rate swap transactions. Pursuant to the Amendment, interest shall be paid on the revolving note at a variable rate, reset monthly, equal to the LIBOR Rate as determined by Lender plus (i) 1.25% per annum when the cash flow leverage ratio is less than or equal to 3.00 to 1.00 or (ii) 1.50% per annum when the cash flow leverage ratio is more than 3.00 to 1.00. The revolving note terminates December 1, 2009. The foregoing descriptions of the Amendment are qualified in their entirety by reference to the complete terms and conditions of such document, which is filed as an exhibit hereto.
     The disclosures set forth in Item 1.01 of the Form 8-K dated November 14, 2006 and filed on November 20, 2006, and in Item 1.01 of the Form 8-K dated September 17, 2007 and filed on September 21, 2007 hereby are incorporated by reference into this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Amendment No. 2 to the Loan Agreement with First National Bank of Omaha.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 dated November 19, 2008 to the Loan Agreement with First National Bank of Omaha

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: November 24, 2008	By:	/s/ Neal B. Soderquist
Neal B. Soderquist, Vice President and CFO

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